U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2023
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E Maplewood Ave, Suite 210, Greenwood Village, CO 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01	Regulation FD Disclosure.
On March 29, 2023, the Company issued a press release announcing the closing of the transactions contemplated by the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Form 8-K.
The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
As previously disclosed on a Current Report on Form 8-K filed on September 6, 2022, (the "Agreement Date"), a subsidiary of Advanced Emissions Solutions, Inc. (the "Company"), ADA Carbon Solutions (Operations), LLC (the "Seller"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Caddo Creek Resources Company, L.L.C. (the "Buyer") to sell all of its membership interests in Marshall Mine LLC to the Buyer (the "Transaction") in exchange for a cash payment to be made by the Seller to the Buyer and the assumption by the Buyer of certain liabilities of Marshall Mine LLC. The Buyer previously operated the Marshall Mine on behalf of Marshall Mine LLC and is currently performing final mine reclamation under a fixed price contract.
The obligations of the Seller and the Buyer to close the Transaction were subject to certain customary closing conditions (the "Conditions") as set forth in the Purchase Agreement, including, but not limited to, (1) obtaining the approval of the Railroad Commission of Texas (the "Commission") for a change in control of Marshall Mine from Seller to Buyer or an affiliate of the Buyer; and (2) the Buyer replacing the Seller’s surety bond with a reclamation performance bond, letter of credit or other form of security to which the Buyer or an affiliate of the Buyer is the principal that is satisfactory to the Commission.
On March 27, 2023, (the "Closing Date") all of the Conditions for closing the Transaction were satisfied, and the Company made a cash payment to the Buyer in the amount of $2.2 million (the "Purchase Price"). As of the Closing Date, Marshall Mine LLC had outstanding liabilities of approximately $4.9 million that were discharged upon payment of the Purchase Price, and the Company recognized a gain of approximately $2.7 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated March 29, 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2023

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Executive Officer